Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Inpixon on Form S-8 of our report which includes an explanatory paragraph as to Jibestream’s ability to continue as a going concern, dated July 15, 2019, with respect to our audits of the consolidated financial statements of Jibestream Inc. as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017.

/s/ MNP LLP

MNP LLP

Toronto, ON

April 13, 2020